UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
(Amendment No. ___ )

Filed by the Registrant  ☒
Filed by a Party other than the Registrant ❒

Check the appropriate box:

❒  Preliminary Proxy Statement
❒  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
❒  Definitive Proxy Statement
❒  Definitive Additional Materials
☒ Soliciting material Pursuant to §240.14a-12

OSI Restaurant Partners, Inc.
(Name of Registrant as Specified In Its Charter)

not applicable
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒  No fee required.
❒  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)	Title of each class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

❒  Fee paid previously with preliminary materials.

❒  Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

THE FOLLOWING MEMORANDUM HAS BEEN DISTRIBUTED TO CERTAIN EMPLOYEES IN CONNECTION WITH THE PROPOSED MERGER:

From: Bill Allen and Paul Avery

The news announced today about the decision by our Board of Directors to approve the acquisition of OSI by an investor group comprised of our founders and affiliates of Bain Capital Partners, LLC and Catterton Partners is a very important event and great news for OSI team members and for shareholders.

It is important that each of you connect with your teams to discuss the news and allow your team members to raise any questions they may have. To help you in communicating with your team, we have provided some basic guidelines in the attached document. Please read through this document and follow the suggestions on how and what we communicate on this great news. It is very important that we communicate an accurate and consistent message on this news.

OSI Restaurant Partners, Inc.

TO:    OSI Operations VP’s, RVP’s, JVP’s, Franchisees,
Development Partners, Managing Partners, Home Office Department Heads
DATE:     November 6, 2006
RE:    Communicating With Field and Home Office Team Members

The news announced today about the decision by our Board of Directors to approve the acquisition of OSI by an investor group comprised of our founders and affiliates of Bain Capital Partners, LLC and Catterton Partners is a very important event and great news for OSI team members and for shareholders, as the proposed transaction represents a significant premium to the current share price. We are very pleased that the partners at Bain Capital and Catterton operate with similar Principles and Beliefs and share the vision for the future of our organization.

Since the transaction is not yet final and this process is new to our company, it is very important that we effectively communicate this news throughout the organization and be available to answer any questions or concerns that might arise.

It is important that each of you connect with your teams to discuss the news and allow your team members to raise any questions they may have. To help you in communicating with your team, we have provided some basic guidelines as well as an FAQ document that is attached and also on the portal. Please help us by taking the following next steps over the next couple days:

1.
Post the CEO / COO message you received from Bill Allen and Paul Avery on your employee bulletin board - Please print this out and post it for all employees to see. We encourage you and your team members to dial in to the recorded conference call from Chris Sullivan and Bill Allen to receive additional details on this news. The conference call will be available at following web site by 2:00 p.m. EST today: http://www.talkpoint.com/viewer/starthere.asp?Pres=114958

2.
Discuss this news at meetings over the next couple of days - In the course of normal business, be sure to address this announcement at meetings with your team over the next couple of days until everyone has been informed. Included with this memo are some key messages that will serve as a model for discussing this news with employees at your shift meetings.

3.
Review the Q&A - Also included with this memo is a series of questions that you may get, accompanied with basic responses. Please review this and use it as a resource. However, do not feel compelled to address questions to which you do not have an answer. Instead, forward any questions you or your team members have to mythoughts@outback.com and we will get back to you on a timely basis subject to applicable legal requirements.

4.
Be on the lookout of specific concerns, rumors, etc. - During this period it is important to interact with your employees and be sure that they are comfortable with this news and have their questions answered. If you hear specific concerns, rumors or hearsay surrounding this announcement, please let your immediate supervisor know so that we can address this as necessary or send that information to us on the web connection noted above.

Please do not hesitate to contact your immediate supervisor if you have any questions or concerns regarding these matters.

Thanks.

Bill and Paul

Key Messages

1.	The proposed transaction represents a very important step forward for our business and our company

•
It provides a significant premium to the current share price for our shareholders. A Special Committee of the Board of Directors reviewed and recommended the proposal, after which it received approval of the Board of Directors.

•
We believe that it will be much easier to implement our long range plans as a private company where we can fully focus our efforts on those plans, free from the distractions that go with being a public company.

2.	Although this will result in a change in ownership for our company, it will not have a significant impact on the day-to-day operations of our business or our relationship with our associates

•
Restaurant operations will not be affected by this announcement. Management’s role will be to operate the company, and their role will be to serve on the board and provide financial and strategic help and advice.

•
The founders and senior management will continue in their current roles with the company and fully support this transaction. The founders and senior management will also continue to have an ownership interest in the company based on the proposed transaction.

•
We remain focused on the same strategies for enhancing our business and the same commitment to our Principles and Beliefs. Our new partners, Bain Capital and Catterton Partners, share our philosophies stated in the P&B’s, especially our commitments to people and quality.

Key Messages

3.
The proposed transaction will require some time to close, and is expected to close before the end of April 2007, which is a typical time frame for this type of process. The process for closing the transaction is designed to ensure that the shareholders receive the most compelling offer for OSI.

•	We will keep you posted as this process moves forward.
•
The founders and management are committed to ensuring that all team members that own a stake in the company are given fair value as we close the transaction and also an opportunity to participate in future growth. We will get back to you with specifics as they become available. Bain Capital and Catterton Partners also know how important it is to us at OSI to protect our philosophy and were selected by the founders and management in part based on those views.

4.	Please stay focused on taking care of taking care of your people and keeping our customers satisfied

•	The success of our business is dependent on each of you.
•	It is critical that each of us continue to be focused on taking care of our customers during this transition.
•	We will continue to keep you in the loop on important developments and will do our best to answer any questions in a timely manner subject to applicable legal requirements.

5.	Do you have any questions today? We will do our best to answer them.

•
If you have any questions later, contact your immediate supervisor or send them to the home office by connecting to mythoughts@outback.com. We will get back to you on a timely basis subject to applicable legal requirements.

Q&A

Why is this happening?

•
We have just announced that the Board of Directors has approved the acquisition of OSI from its public stockholders by an investor group comprised of our founders and affiliates of Bain Capital and Catterton Partners. Bain Capital and Catterton Partners are leading private equity groups with significant restaurant industry experience.

•
This transaction will provide all OSI shareholders with a significant premium to the current share price. The founders and management also believe it will be much easier to implement our long range plans as a private company where we can fully focus our efforts on our plan, free from the distractions that go with being a public company.

When does this all take effect?
•
The proposed transaction will require some time to complete, and is expected to close before the end of April 2007 based on typical time frames for this type of process. The process for closing the transaction is designed to ensure that the shareholders receive the most compelling offer for OSI.

•
In the interest of ensuring the best premium for our shareholders and the best partner for our business, the Special Committee, with the assistance of its advisors, will be soliciting the marketplace to determine if this transaction remains the best option for OSI shareholders.

•	We will keep you posted on any developments throughout the process. Until then, we need everyone to focus on keeping customers satisfied and moving the business forward.

What will be the role of the founders and senior management?
•
The founders and senior management will continue to have an ownership role and the founders will continue their day-to-day involvement in the business as well as continue their current roles on the Board of Directors. Additional specifics will be firmed up after the market check is complete and we move toward completing the transaction.

•	Bill Allen, Paul Avery and the rest of the senior management team will remain in place with no change in their day-to-day responsibilities.

How much is the business being sold for?
•	The agreement is for the investor group to acquire all OSI outstanding shares for $40 per share in cash.

Is this decision final?
•
Assuming that the Special Committee and the Board of Directors continue to deem this proposed transaction as the best transaction at the conclusion of the 50 day solicitation period for better offers, then the transaction will be submitted to a vote of OSI’s shareholders. Assuming the transaction is approved by shareholders and other customary conditions for transactions of this type are satisfied, the transaction will be completed.

What is a “market check” and does that mean you will be actively soliciting other bids for the company? Is it simply a matter of someone else agreeing to pay a higher price?
•
Yes, the Special Committee will be actively soliciting alternative offers over the next 50 days. As a public company we have a duty to our shareholders to make sure there isn’t another qualified buyer willing to pay more.

Will I keep my job? What support will I receive if I lose my job? Is there severance? What type of package will I receive if I lose my job?
•
Employees are an important part of what creates the value of the business, and therefore play an important role in making this transaction successful.  No significant employment/staffing changes are planned as part of the transaction.  However, as you know before this announcement about a change in ownership was made,  senior management is committed to improving productivity and achieving expense reductions in areas that do not add significant value to our restaurant customers, team members or other partners.

Will the corporate office in Tampa remain? Will Tampa, Atlanta or Newport office teams be affected?
•	The Corporate office will remain in Tampa
•
No significant changes are planned at any of our other offices as part of the transaction. However, as you know before this announcement about a change in ownership was made, senior management was focused on improving productivity and achieving expense reductions in areas that do not add significant value to our restaurant customers, team members or other partners.

Will other jobs outside Tampa be affected? Who and where?
•	Restaurant operations will remain unaffected.

Who are Bain Capital and Catterton Partners?
•
Bain Capital and Catterton Partners are two widely respected private equity firms with successful track records investing in companies and assisting them with growth and development plans. They also have significant restaurant industry experience.

•
They were selected by the founders and management because they offered a significant premium to the current share price to our shareholders and because they support our long range strategies and Principals and Beliefs.

What will be the role of these firms in running the business?
•	That still has to be determined but additional details will be forthcoming.

Will they close restaurants?
•
There are no plans to change our current approach, which is to evaluate our existing locations regularly and open new stores where we think we can be successful. Remember, management is staying intact and the business will continue to operate day-to-day with no changes. As you all know, from time to time we always close restaurants due to lease expirations or other issues.

Who should I contact with questions?
•
You may contact your immediate supervisor with questions, or you may submit questions or comments directly to the home office by connecting to mythoughts@outback.com and we will get back to you on a timely basis, subject to applicable legal requirements.

What will happen to any stock that I own in the company?
•	Upon completion of the merger transaction, all OSI shareholders (other than those that exercise dissenter’s rights) will receive $40 in cash for each share that they own.

Additional Questions for Restaurant Level

Will our managers keep their jobs?
•	Restaurant operations will remain unaffected.

Will new workers come in to replace us?
•	Restaurant operations will remain unaffected.

Is there a chance that our restaurant will be closed down?
•	There are no plans to change our current approach, which is to evaluate our existing locations regularly and open new stores where we think we can be successful.

Will our pay remain the same? Our benefits?
•	There are no current plans to change and pay or benefit plans. We are committed to our people and to competitive compensation plus attractive incentives.

Forward-Looking Statements

This document includes statements that do not directly or exclusively relate to historical facts. Such statements are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These forward-looking statements include statements regarding benefits of the proposed transaction, future performance, financing for the transaction and the completion of the transaction. These statements are based on the current expectations of management of OSI Restaurant Partners. There are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements included in this document. For example, among other things, (1) OSI Restaurant Partners may be unable to obtain shareholder approval required for the transaction; (2) OSI Restaurant Partners may be unable to obtain regulatory approvals required for the transaction, or required regulatory approvals may delay the transaction or result in the imposition of conditions that could have a material adverse effect on OSI Restaurant Partners or cause the parties to abandon the transaction; (3) conditions to the closing of the transaction may not be satisfied; (4) the transaction may involve unexpected costs, unexpected liabilities or unexpected delays; (5) the businesses of OSI Restaurant Partners may suffer as a result of uncertainty surrounding the transaction; (6) the financing required for Bain Capital and Catterton Partners to complete the transaction may be delayed or may not be available and (6) OSI Restaurant Partners may be adversely affected by other economic, business, and/or competitive factors. Additional factors that may affect the future results of OSI Restaurant Partners are set forth in its filings with the Securities and Exchange Commission ("SEC"), which are available at http://www.sec.gov. Unless required by law, OSI Restaurant Partners undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

In connection with the proposed transaction, a proxy statement of OSI Restaurant Partners and other materials will be filed with the SEC. WE URGE INVESTORS TO READ THE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT OSI RESTAURANT PARTNERS AND THE PROPOSED TRANSACTION. Investors will be able to obtain free copies of the proxy statement (when available) as well as other filed documents containing information about OSI Restaurant Partners at http://www.sec.gov, the SEC's free internet site. Free copies of OSI Restaurant Partners' SEC filings are also available on OSI Restaurant Partners’ internet site at http://www.osirestaurantpartners.com.

Participants in the Solicitation

OSI Restaurant Partners and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from OSI Restaurant Partners’ stockholders with respect to the proposed transaction. Information regarding the officers and directors of OSI Restaurant Partners is included in its definitive proxy statement for its 2006 annual meeting filed with the SEC on March 30, 2006. More detailed information regarding the identity of potential participants, and their direct or indirect interests, by securities, holdings or otherwise, will be set forth in the proxy statement and other materials to be filed with SEC in connection with the proposed transaction.